                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               REGIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [REGIS CORP LOGO]
                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 23, 2001
                         ------------------------------

TO THE SHAREHOLDERS OF REGIS CORPORATION:

     The Annual Meeting of the Shareholders of Regis Corporation (the "Company") will be held at the Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota, on October 23, 2001, commencing at 4:00 p.m., for the following purposes:

     1. To elect eight directors to serve for a one-year term and until their successors are elected and qualified; and

     2. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock at the close of business on September 14, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company's executive offices located at 7201 Metro Boulevard, Edina, Minnesota, during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

     Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy and mail it promptly. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

     Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.
                                          By Order of the Board of Directors

                                          /s/ Bert M. Gross
                                          Bert M. Gross
                                          Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

September 21, 2001

                               [REGIS CORP LOGO]

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 2001

     This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on October 23, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The address of the principal executive office of the Company is 7201 Metro Boulevard, Edina, Minnesota 55439. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on September 21, 2001.

                     SOLICITATION AND REVOCATION OF PROXIES

     The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

     Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

     Only shareholders of record of the Company's 41,737,147 shares of Common Stock outstanding as of the close of business on September 14, 2001, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at this annual meeting, each to hold office for one year until the 2002 annual meeting of shareholders. The Board of Directors has nominated the eight persons named below for election as directors. All of the nominees are presently directors of the Company.

     The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

                NAME AND AGE                                       POSITION
                ------------                                       --------
Rolf F. Bjelland (63)........................    Director
                                                 President, Chief Executive Officer, and
Paul D. Finkelstein (59).....................    Director
                                                 Executive Vice President, Real Estate, and
Christopher A. Fox (51)......................    Director
Thomas L. Gregory (65).......................    Director
Van Zandt Hawn (56)..........................    Director
Susan S. Hoyt (57)...........................    Director
                                                 Vice President, The Regis Foundation, and
David B. Kunin (42)..........................    Director
Myron Kunin (72).............................    Chairman of the Board of Directors

     Mr. Bjelland was elected a director of the Company in 1983. Since 1983, Mr. Bjelland has held various executive positions with Lutheran Brotherhood, a fraternal insurance society, and presently is Chairman of Lutheran Brotherhood Mutual Funds. He is also Chairman of the LB Community Bank and Trust Company.

     Mr. Finkelstein has served as President and Chief Executive Officer of the Company since July 1, 1996, and was Chief Operating Officer of the Company from December, 1987 until June 30, 1996. He has been a director of the Company since 1987.

     Mr. Fox has served as Executive Vice President, Real Estate, of the Company since August, 1994. He has been a director of the Company since 1989.

     Mr. Gregory was elected a director of the Company in November, 1996. Mr. Gregory had been a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of the Company on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of The Cheesecake Factory, Inc., the owner and operator of upscale, full-service, casual dining restaurants throughout the United States, and North's Restaurants, Inc., the owner and operator of buffet restaurants in California, Oregon and Utah.

     Mr. Hawn was elected a director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

     Ms. Hoyt was elected a director of the Company in 1995. Since 1996, she has been Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

     Mr. David Kunin was elected a director of the Company in 1997. He is Chief Executive Officer of Beautopia, LLC, a manufacturer of hair care products. He was Vice President, Marketing, of the Company from November, 1992, until February, 1997, when he became Chief Executive Officer of Beautopia LLC, and Vice President of The Regis Foundation. He is the son of Myron Kunin.

     Mr. Myron Kunin is a founder of the Company and has served as a director since the Company's formation in 1954. He was President and Chief Executive Officer from 1965 to June 30, 1996, and has been Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of the majority voting shares of Curtis Squire, Inc., the Company's second-largest shareholder. He is also a director of Nortech

Systems Incorporated, a manufacturer of wire harnesses and cable and electromechanical assemblies for commercial and defense industries.

                      FUNCTIONING OF BOARD AND COMMITTEES

     During the fiscal year ended June 30, 2001, the Board of Directors held four meetings. Each director attended or participated in all of the total number of meetings of the Board and committees of the Board on which he or she served during the last fiscal year.

     The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn and Gregory and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 2001. The committee's primary responsibilities are to recommend to the Board of Directors the engagement of the Company's independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company's internal accounting controls.

     The Company has a standing compensation committee composed of Messrs. Bjelland and Hawn and Ms. Hoyt. The committee's primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held two meetings during the last fiscal year.

     The Company does not have a standing nominating committee of the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Mr. Hawn, Mr. Bjelland and Ms. Hoyt, independent outside directors. The Compensation Committee has responsibility for administering the Company's incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

     The Company's executive compensation program consists of three key components: (1) base salary, (2) short-term incentive compensation in the form of bonuses, and (3) long-term incentive through stock options.

     Base Salary: Shortly before the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company's principal executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive's responsibilities and past and expected future performance.

     Short-Term Incentives: This component is designed to align executive compensation with annual performance of the Company. To accomplish this goal, the Board of Directors has adopted a structured bonus program. Each year the Board will establish an initial earnings per share target. Prior to fiscal year 2001, the bonus plan provided that no bonuses would be paid if 100% of the targeted earnings was not achieved. During fiscal year 2001 the Committee recommended and the Board of Directors approved an amendment to the bonus plan, effective for fiscal 2001 and thereafter, to provide for a full bonus if 100% of the targeted earnings per share for the year is achieved, a bonus of 25% of the full bonus amount if earnings per share reach 80% of budgeted earnings, a 50% bonus if 90% of targeted earnings is reached, with earnings performance between 80%, 90% and 100% giving rise to bonuses calculated by interpolation between those fixed points. Below 80% no bonuses would be earned. Bonuses will be limited to 40% of base salary for senior executive officers and 30% to 35% for other corporate officers.

     Long-Term Incentive Stock Options: Stock options provide incentive for the creation of shareholder value and align the executive officers' interests directly with those of other shareholders in both the risks and rewards of ownership of the Company's common stock, and are a significant aid in attracting and retaining key executive officers. Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the Committee, based on recommendations of management. As all options are granted at 100% of the market value of the Company's stock on the date of grant, executive officers receive gains from exercised stock options only to the extent that the market value of the stock has increased since the date of option grant.

     The Compensation Committee fixes the salary of the Chief Executive Officer in the context of his employment agreement, summarized later in this proxy statement, based on a review of competitive compensation data, and the Committee's assessment of his past performance and its expectation as to his future performance in leading the Company. The base salary for Mr. Finkelstein for fiscal 2001 was $540,800. Mr. Finkelstein participates with other senior executive officers in the Company's structured bonus program described above. For fiscal 2001, Mr. Finkelstein earned a $117,570 bonus under this program.

     The Compensation Committee does not anticipate that the compensation payable to any of the executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in sec.162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                          Van Zandt Hawn, Chair
                                          Rolf F. Bjelland
                                          Susan Hoyt
                                          Members of the Compensation Committee

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                            ANNUAL COMPENSATION        COMPENSATION AWARDS
                               FISCAL    --------------------------    -------------------           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)    BONUS ($)(1)        OPTIONS (#)       COMPENSATION ($)(2)(3)(4)
---------------------------    ------    ----------    ------------    -------------------   -------------------------
Myron Kunin...............      2001      659,006             --                  --                  38,222(2)
  Chairman of the Board         2000      636,721             --              30,000                  29,289
                                1999      623,625             --                  --                  37,418

Paul D. Finkelstein.......      2001      540,800        117,570             300,000                  96,030(2)(3)(4)
  President and Chief           2000      520,000        208,000             345,000                  80,221
  Executive Officer             1999      500,000        200,000                  --                  92,485

Christopher A. Fox........      2001      281,500         61,198             125,000                  66,527(2)(3)(4)
  Executive Vice President,     2000      270,500        108,200              59,000                  37,443
  Real Estate                   1999      260,000        104,000                  --                  40,600

Gordon B. Nelson..........      2001      260,000         56,524             100,000                  53,013(2)(3)(4)
  Senior Vice President,        2000      250,000        100,000              59,000                  25,500
  Education and Fashion         1999      225,000         90,000                  --                  32,250

Mary F. Andert............      2001      250,000         54,350             125,000                  61,183(2)(3)(4)
  Executive Vice President,     2000      250,000        100,000             100,000                  36,500
  Marketing and                 1999      187,500         90,000                  --                  36,250
  Merchandising

Randy L. Pearce...........      2001      250,000         54,350             125,000                  61,363(2)(3)(4)
  Executive Vice President,     2000      212,500         85,000              75,000                  34,775
  Chief Financial and           1999      175,000         70,000                  --                  10,675
  Administrative Officer

Mark Kartarik.............      2001      250,000         54,350             100,000                  50,412(2)(3)(4)
  Senior Vice President,        2000      225,000         90,000              59,000                  21,850
  President                     1999      200,000         80,000                  --                  12,200
  Franchise Division

------------------------------
(1) Portions of the bonuses reflected in the Summary Compensation Table were not actually received as receipt of such amounts was deferred pursuant to the Company's Compensation Deferral Plan. Participants may elect to defer a portion of their compensation to be paid out at a future date specified by the participants. Amounts deferred are subject to the same bankruptcy rules as are the Company's general debt obligations.

(2) Includes $38,222 for Mr. Kunin; $31,366 for Mr. Finkelstein; $16,327 for Mr. Fox; $15,080 for Mr. Nelson; $14,500 for Ms. Andert, Mr. Pearce and Mr. Kartarik; which is the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company's Executive Stock Award Plan.

(3) Includes $39,664 for Mr. Finkelstein; $25,200 for Mr. Fox; $21,683 for Mr. Nelson; $21,865 for Ms. Andert; $21,863 for Mr. Pearce; and $21,912 for Mr. Kartarik; which is the dollar value of the benefit to the named executive officers of that portion of the premiums paid by the Company on their behalf on split-dollar life insurance policies.

(4) Includes matching contributions by the Company under the Company's Compensation Deferral Plan in the following amounts: Messrs. Finkelstein, Fox, and Pearce and Ms. Andert, $25,000; Mr. Nelson, $16,250; and Mr. Kartarik, $14,000.

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 2001 and the potential value of these stock options and stock appreciation rights determined pursuant to Securities and Exchange Commission requirements.

                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                        % OF TOTAL OPTIONS                                 OF STOCK PRICE APPRECIATION
                             OPTIONS        GRANTED TO        EXERCISE OR                        FOR OPTION TERM
                             GRANTED       EMPLOYEES IN       BASE PRICE     EXPIRATION    ---------------------------
          NAME                 (#)         FISCAL YEAR          ($/SH)          DATE        5%($)(1)       10%($)(1)
          ----               -------    ------------------    -----------    ----------    -----------    ------------
Myron Kunin..............        -0-            -0-                 --              --             --              --
Paul D. Finkelstein......    300,000          12.33%            15.125        10/31/10      5,719,649      11,795,296
Christopher A. Fox.......    125,000           5.14%            15.125        10/31/10      2,383,187       4,914,707
Randy L. Pearce..........    125,000           5.14%            15.125        10/31/10      2,383,187       4,914,707
Mary F. Andert...........    125,000           5.14%            15.125        10/31/10      2,383,187       4,914,707
Gordon B. Nelson.........    100,000           4.11%            15.125        10/31/10      1,906,550       3,931,765
Mark Kartarik............    100,000           4.11%            15.125        10/31/10      1,906,550       3,931,765

------------------------------
(1) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2001 and the number and value of exercisable and unexercisable stock options held at June 30, 2001.

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                     AT FISCAL YEAR-         AT FISCAL YEAR-
                                                                          END(#)                END($)(1)
                                          SHARES        VALUE      --------------------    --------------------
                                         ACQUIRED      REALIZED        EXERCISABLE/            EXERCISABLE/
                NAME                    ON EXERCISE       $           UNEXERCISABLE           UNEXERCISABLE
                ----                    -----------    --------    --------------------    --------------------
Myron Kunin.........................           0             0        225,000/30,000         3,422,250/134,700
Paul D. Finkelstein.................           0             0       193,497/721,503       2,623,228/4,276,174
Christopher A. Fox..................           0             0        70,499/207,252         892,434/1,306,078
Randy L. Pearce.....................      33,750       291,370        15,750/204,500           101,678/992,730
Mary F. Andert......................           0             0        17,400/231,600         127,626/1,031/759
Gordon B. Nelson....................      28,350       286,819        21,000/162,001           130,212/835,652
Mark Kartarik.......................       6,000        82,670        38,500/162,001           377,738/835,652

------------------------------
(1) Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $20.99, the closing price per share on June 30, 2001, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

     Messrs. Bjelland, Gregory, Hawn, David Kunin and Ms. Hoyt, who are not employees of the Company, received director fees of $20,000 during the last fiscal year. The Company also granted to each such director options to purchase 30,000 shares at an exercise price of $15.125 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all such reports.

     To the knowledge of the Company, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 2001, all applicable Section 16(a) filing requirements were complied with.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's stock for the last five years with the cumulative total return of the Standard and Poor's 500 Stock Index and the cumulative total return of a peer group index (the "Peer Group") constructed by the Company. The comparison assumes the initial investment of $100 in the Company's common stock, the S&P 500 Index, and the Peer Group on June 30, 1996 and that dividends, if any, were reinvested.

[Performance Graph]

                                                          REGIS                      S&P 500                   PEER GROUP
                                                          -----                      -------                   ----------
1996                                                     100.00                      100.00                      100.00
1997                                                      75.88                      134.70                      115.83
1998                                                      95.27                      175.33                      218.56
1999                                                      93.15                      215.23                      328.05
2000                                                      61.14                      230.83                      228.20
2001                                                     103.42                      196.60                      205.36

                                                  -----------------------------------------------------------------
                                                     1996       1997       1998       1999       2000       2001
-------------------------------------------------------------------------------------------------------------------
 REGIS                                             $100.00    $ 75.88    $ 95.27    $ 93.15    $ 61.14    $103.42
-------------------------------------------------------------------------------------------------------------------
 S & P 500                                          100.00     134.70     175.33     215.23     230.83     196.60
-------------------------------------------------------------------------------------------------------------------
 PEER GROUP                                         100.00     115.83     218.56     328.05     228.20     205.36
-------------------------------------------------------------------------------------------------------------------

     The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: American Greetings Corp., Ann Taylor Stores Corporation, Bombay Company, Inc., Christopher & Banks Inc.., Deb Shops, Inc., E Com Ventures, Evans, Inc., Filene's Basement Corp, The Gap, Inc., Lechters, Inc., The Limited, Inc., Nordstrom, Inc., Paul Harris Stores, Inc., Vista Eyecare, Inc., and Williams-Sonoma, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area.

                            EMPLOYMENT ARRANGEMENTS

     The Company's unfunded deferred compensation agreements with its senior executive officers provide that upon such executive's retirement after 20 years' service with the Company or after reaching age 65, or upon such executive's death while disabled or employed by the Company, such executive officer or his or her designated beneficiary will receive 240 monthly payments equal to the greater of (i) 40% (60% in the case of

Mr. Finkelstein) of such executive's average monthly base salary for the 60 months immediately preceding the executive's retirement, disability or death, or
(ii) $5,000. The agreements also provide for payment of a graduated percentage of such compensation if an executive terminates his or her employment with the Company prior to completing 20 years' service or reaching age 65, with payments to commence when such executive attains age 55. Further, if such executive becomes disabled while employed by the Company, the Company will pay such executive the specified monthly benefit during the period of such disability or until attaining age 65. Payments are conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the cash values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

     The deferred compensation agreements provide that the executive officers shall be entitled to immediate payment of their aggregate monthly benefits in one lump sum, without any reduction based on years of service, early retirement or present value, if their employment terminates following a "Change in Control", which is defined for purposes of the agreements as occurring when a party other than Curtis Squire, Inc. becomes the beneficial owner of 20% or more of the Company's stock, or in the event of a consolidation or merger of the Company in which the Company is not the continuing corporation, or in which the shareholders of the Company do not continue to hold at least a majority of the common stock of the continuing or surviving corporation, or any sale or other transfer of substantially all of the assets of the Company, or in the event of certain changes to the composition of the Company's Board of Directors. These agreements also provide that the executive officers shall be paid an amount equal to three times their annual compensation, plus all income and excise taxes payable with respect to such payment, immediately upon a change of control. Further, all unvested stock options immediately vest upon a change of control.

     The Company has entered into an employment agreement with Mr. Finkelstein, its Chief Executive Officer, effective for fiscal year 1999 and subsequent years, providing (a) for a base salary of $500,000 per year, increasing annually by the greater of 4% or the percentage increase in the Consumer Price Index, (b) that he will participate in the Company's bonus and stock option programs with other senior executives, and (c) that the Company and Mr. Finkelstein will participate in a split-dollar insurance program whereby a trust established by Mr. Finkelstein has acquired a $5 million combined whole-life/term policy insuring the joint lives of Mr. Finkelstein and his wife. Under this insurance program, the Company will pay a portion of the annual premiums approximately equal to the annual increases in the cash value of the policy and Mr. Finkelstein will transfer funds to the trust for the balance of the premiums. Upon the death of Mr. Finkelstein and his wife or upon surrender of the policy, the Company will receive the amount of the premiums paid by the Company and the trust will receive the remaining proceeds.

     Mr. Finkelstein's agreement also provides for deferred compensation benefits. Upon his retirement after reaching age 65 he will receive lifetime monthly payments equal to 60% of his average base salary for the 60 months immediately preceding his retirement, such payments to be adjusted annually in proportion to any increases in the Consumer Price Index. Upon his death, his wife, if she survives him, will receive during her life one-half of the benefits to which Mr. Finkelstein was entitled during his life. If Mr. Finkelstein voluntarily terminates his employment before reaching age 65, his deferred compensation benefits will be determined on the same basis as those afforded the other executive officers. The Company has funded its future obligations under this agreement through insurance policies on Mr. Finkelstein's life.

     The Company has entered into an agreement with Myron Kunin, its Chairman, providing that Mr. Kunin will continue to render services to the Company until at least May, 2007, and for such further period as may be mutually agreed upon between Mr. Kunin and the Company. The Company has agreed to pay Mr. Kunin an annual amount of $600,000, to be increased annually in proportion to any increase in the Consumer Price Index from July 1, 1996, for the remainder of his life. Mr. Kunin has agreed that during the period for which payments to him are made as provided in the Agreement, he will not engage in any business competitive with the business conducted by the Company.

     The Company has also entered into a survivor benefit agreement with Mr. Kunin, providing that upon his death the Company shall pay to his wife, if she survives him, $300,000 annually for the remainder of her life, subject to annual adjustment based on any increases in the Consumer Price Index from July 1, 1995. The Company intends to fund its future obligations under this agreement through insurance policies on Mr. Kunin's life.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last fiscal year, the Company paid Thomas Gregory, a director of the Company, $33,333 for consulting services.

     During fiscal 2001, Randy L. Pearce received a loan from the Company in the amount of $289,232, the proceeds of which were used by Mr. Pearce to exercise Company stock options. The principal balance, including interest at the rate of 8% per year, is payable on October 31, 2001. As of September 1, 2001, the balance of the loan, with accrued interest, was $306,860.

     Curtis Squire, Inc. ("CSI"), a majority of whose voting stock is owned by Myron Kunin, rents certain artworks to the Company in return for which the Company compensates certain Company employees who devote time to CSI business and furnishes office space and equipment for use by CSI. The parties have agreed that the reasonable value of this arrangement to each party is $200,000 per year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 1, 2001, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the sole voting and investment powers with respect to the shares indicated.

                                                                 NUMBER OF
                                                                   SHARES
                  NAME OF BENEFICIAL OWNER                      BENEFICIALLY    PERCENT
                    OR IDENTITY OF GROUP                          OWNED(2)      OF CLASS
                  ------------------------                      ------------    --------
Myron Kunin (1).............................................     2,624,769         6.3%
Fidelity Management & Research..............................     3,414,970         8.2%
  One Federal Street
  Boston, MA 02110
ICM Asset Management, Inc. .................................     2,341,600         5.6%
  W. 601 Main Avenue
  Spokane, WA 99201
Paul D. Finkelstein.........................................       537,372         1.3%
Christopher A. Fox..........................................       126,208           *
Mary F. Andert..............................................        17,400           *
Rolf F. Bjelland............................................        41,625           *
Van Zandt Hawn..............................................        37,686           *
Susan Hoyt..................................................        28,438           *
Thomas L. Gregory...........................................        14,539           *
Mark Kartarik...............................................        44,150           *
David B. Kunin..............................................        47,438           *
Gordon B. Nelson............................................        22,800           *
Randy L. Pearce.............................................        50,855           *
All executive officers and directors as a group (twenty
  persons)(3)...............................................     3,769,790         9.1%

------------------------------
 *  less than 1%

(1) Includes 2,399,769 shares owned by Curtis Squire, Inc. Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc. and thereby has sole voting and investment powers over all Company shares owned by Curtis Squire, Inc.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 225,000 shares by Mr. Myron Kunin; 202,497 by Mr. Finkelstein; 72,299 shares by Mr. Fox; 17,400 shares by Ms. Andert; 29,812 shares by Mr. Bjelland; 23,065 shares by Mr. Hawn; 26,438 shares by Ms. Hoyt; 12,939 shares by Mr. Gregory; 40,350 shares by Mr. Kartarik; 10,838 shares by Mr. David Kunin; 22,800 shares by Mr. Nelson; 15,750 shares by Mr. Pearce; and 923,449 shares by all directors and executive officers as a group.

(3) Includes shares held by Curtis Squire, Inc.

                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended June 30, 2001 and for the current year ending June 30, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions.

AUDIT FEES

     The aggregate fees agreed to with PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $628,000, of which $299,000 was billed through June 30, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended June 30, 2001, PricewaterhouseCoopers LLP did not render professional services relating to financial information systems design, development or management. During fiscal 2001, the Company was billed $191,000 by PricewaterhouseCoopers LLP for staff assistance associated with system software installation. The employees of PricewaterhouseCoopers LLP worked under the direction and supervision of the Company in a non-decision making capacity.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described in the two preceding paragraphs, for the fiscal year ended June 30, 2001, were $1,071,000. The vast majority of these fees relate to income tax planning and consultation services and subsidiary-level financial reporting (audit) requirements.

                             AUDIT COMMITTEE REPORT

     Each member of the Audit Committee is "independent" within the meaning of applicable National Association of Securities Dealers listing standards. The Board of Directors has adopted a written charter that is attached as Appendix A to this Proxy Statement. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.

     In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) as modified or supplemented. The Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

                                          Rolf F. Bjelland, Chair
                                          Van Zandt Hawn
                                          Susan Hoyt
                                          Thomas Gregory

                                          Members of the Audit Committee

                           PROPOSALS OF SHAREHOLDERS

     Shareholders who intend to present proposals at the 2002 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2002 Annual Meeting, must be certain that such proposals are received by the Secretary of the Company, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, not later than May 25, 2002. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting.

     The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders of such proxies to vote on any matter presented at the annual meeting if notice of such matter has not been received by the Company by August 8, 2001. No such notice has been received.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2001 is being mailed to the shareholders with this proxy statement.

     The Company will furnish without charge to any shareholder submitting a request a copy of the Company's Form 10-K Annual Report for the year ended June 30, 2001 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such request should be directed to Bert M. Gross, Secretary of the Company, at its address stated herein.

                                    GENERAL

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.
                                          By Order of The Board of Directors

                                          /s/ Bert M. Gross
                                          Bert M. Gross
                                          Secretary
September 21, 2001

                                                                      APPENDIX A

                                    CHARTER
                                AUDIT COMMITTEE

STATUS

     The Audit Committee is a committee of the Board of Directors.

 Membership

     The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

 Statement of Policy

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to the corporate accounting, reporting practices of the Company, and the timeliness, quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

 Responsibilities

     1. Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate, receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; review and consider whether the provision by the outside auditors of information technology and other non-audit services is compatible with maintaining their independence; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

     2. Review, at least annually, the then current and future programs of the Company's internal audit department, including the procedure for assuring implementation of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the internal audit department; and review the significant matters contained in such reports.

     3. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

     4. Recommend annually the public accounting firm to be outside auditors for the Company for approval by the Board of Directors, and set their compensation.

     5. Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10K or 10Q with the Securities and Exchange Commission. Such review shall include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

     6. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

     7. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures; through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as review of major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

                                   MEETINGS

     The Committee shall meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities.

                                     REPORT

     The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the election of directors.

                                REGIS CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 23, 2001
                                    4:00 p.m.


                          MINNEAPOLIS INSTITUTE OF ARTS
                             2400 THIRD AVENUE SOUTH
                              MINNEAPOLIS, MN 55404




REGIS CORPORATION
7201 METRO BOULEVARD, EDINA, MN 55439                                      PROXY
--------------------------------------------------------------------------------


         The undersigned hereby appoints Myron Kunin and Bert M. Gross and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 23, 2001, and at any and all adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 1.


         (Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

                             - Please detach here -
--------------------------------------------------------------------------------


1.  Election of directors:     01   Rolf F. Bjelland        05   Van Zandt Hawn  [ ]   Vote FOR               [ ]  Vote WITHHOLD
                               02   Paul D. Finkelstein     06   Susan Hoyt            all nominees                from all nominees
                               03   Christopher A. Fox      07   David B. Kunin       (except as marked)
                               04   Thomas L. Gregory       08   Myron Kunin


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF
THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       [                   ]


2. In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]
Indicate changes below:                   Dated  _______________________ , 2001



                                                  [                   ]
                                                  Signature(s) in Box

                                                  Where stock is registered
                                                  jointly in the names of two or
                                                  more persons ALL should sign.
                                                  Signature(s) should correspond
                                                  exactly with the name(s) as
                                                  shown above. Please sign and
                                                  date and return promptly in
                                                  the enclosed envelope. No
                                                  postage need be affixed if
                                                  mailed in the United States.